UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2006

CryoCor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51410	33-0922667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9717 Pacific Heights Boulevard San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 909-2200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In connection with its annual compensation review and the recent promotion of Dr. Edward F. Brennan to Chief Executive Officer, on March 24, 2006, the Compensation Committee of CryoCor, Inc. (the “Company”) made incentive stock option grants to Dr. Brennan, Chief Executive Officer, and Gregory J. Tibbitts, Chief Financial Officer.

Dr. Brennan received two option grants to purchase a total of 375,000 shares of the Company’s common stock under the Company’s 2005 plan at exercise prices of $3.01 per share, the fair market value of the Company’s common stock on the date of grant. The first grant of 187,500 shares of common stock will vest ratably on a monthly basis over a four year period, beginning March 24, 2006. The second grant of 187,500 shares of common stock will vest upon the achievement of specific milestones, with 30% of the shares covered by this grant vesting upon the receipt of premarket approval from the FDA for the treatment of atrial flutter and 70% of the shares covered by this grant vesting upon the receipt of premarket approval from the FDA for the treatment of atrial fibrillation.

Mr. Tibbitts also received two option grants to purchase a total of 100,000 shares of the Company’s common stock under the Company’s 2005 plan at exercise prices of $3.01 per share, the fair market value of the Company’s common stock on the date of grant. The first grant of 50,000 shares of common stock will vest ratably on a monthly basis over a four year period, beginning March 24, 2006. The second grant of 50,000 shares of common stock will vest upon the achievement of specific milestones, with 30% of the shares covered by this grant vesting upon the receipt of premarket approval from the FDA for the treatment of atrial flutter and 70% of the shares covered by this grant vesting upon the receipt of premarket approval from the FDA for the treatment of atrial fibrillation.

If within 12 months of a change of control of CryoCor, the executive is terminated without cause or terminates with good reason, then 100% of the unvested shares of our common stock subject to each of the executive’s options under these grants shall be accelerated in full, subject to certain limitations. In each case, the acceleration of options is contingent upon the execution of a waiver and general release in favor of us or our successor.

At the request of the executives, their annual base salaries remain unchanged at $250,000 for Dr. Brennan, and $190,000 for Mr. Tibbitts. In awarding the stock options, the Compensation Committee considered this request, and the reasons stated by the executives, which were to acknowledge the financial condition of CryoCor and its ongoing need to manage its cash position, and a desire to clearly align their interests with the interests of CryoCor’s stockholder base. Further, the executives requested that any option grants include a milestone-based vesting component. These factors were also considered in the terms of the final stock option grants.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CryoCor, Inc.

By:	/s/ Edward F. Brennan
Edward F. Brennan, Ph.D.
(President and Chief Executive Officer)

Date: March 28, 2006

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